Exhibit 3.2
WARBY PARKER INC.
(A DELAWARE PUBLIC BENEFIT CORPORATION)
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
Section 1.1    The registered office of Warby Parker Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.2    The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s Board of Directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    All meetings of the Corporation’s stockholders shall be held at such time and place, within the United States and within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.2    A meeting of the Corporation’s stockholders shall be held in each year for the election of directors at such time and place as the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting.
Section 2.3    The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the Corporation’s stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder of the Corporation, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be examined by any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.3 or to vote in person or by proxy at any meeting of stockholders.
Section 2.4    Special meetings of the Corporation’s stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s Certificate of Incorporation, may be called by the Corporation’s President and Chief Executive Officer and

shall be called by the Corporation’s President and Chief Executive Officer or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 2.5    Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, notice of a meeting of the Corporation’s stockholders, stating the date, time, place, if any, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat as of the record date for determining stockholders entitled to notice not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting.
Section 2.6    Business transacted at any special meeting of the Corporation’s stockholders shall be limited to the purposes stated in the notice.
Section 2.7    The holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement of the time and place at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 2.8    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Corporation’s Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 2.9    Each stockholder of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors.
Section 2.10    Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded, or to an information processing system designated by the Corporation for receiving such consents. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Any such consent delivered to an information processing system designated by the Corporation for receiving such consents must set forth or be delivered with information that enables the Corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and, if such consent is given by a person authorized to act for a stockholder as proxy, such consent must comply with the applicable provisions of Section 212 of the General Corporation Law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
ARTICLE III
DIRECTORS
Section 3.1    Unless otherwise restricted by the Corporation’s Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by the Board of Directors. Except as hereinafter provided in Section 3.2 of this Article, the directors, other than those constituting the first Board of Directors, shall be elected by the stockholders, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 3.2    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director may resign at any time upon notice to the Corporation.
Section 3.3    The property and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
Section 3.4    The Board of Directors may hold meetings, both regular and special, within the United States and either within or without the State of Delaware. Any action taken at a meeting of the Board of Directors held outside the United States shall be void.
Section 3.5    The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it was elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
Section 3.6    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 3.7    Special meetings of the Board of Directors may be called by the President and Chief Executive Officer on at least twenty-four (24) hours notice to each director, either personally or by mail, facsimile, electronic mail or other similar means of electronic transmission; special meetings shall be called by the President and Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the directors.
Section 3.8    At all meetings of the Board of Directors a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.9    Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.
Section 3.11    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 3.12    The Board of Directors shall have the authority to fix the compensation of directors.
Section 3.13    Members of the Board of Directors or any committee designated by such Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.
ARTICLE IV
NOTICES AND WAIVER OF NOTICE
Section 4.1    Without limiting the manner by which notice otherwise may be given effectively to directors and stockholders, notices to directors and stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation or these bylaws may be given in writing and delivered personally or mailed to the directors or stockholders at their mailing addresses (or by electronic transmission directed to each such stockholder’s or director’s electronic mail address, as applicable) appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United Stated mail, postage prepaid. Notice to stockholders and directors may also be given by facsimile, telegram, telephone or other means of electronic transmission, or any other means permitted by law. Notice shall be deemed given (i) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (ii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice to stockholders by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law.
Section 4.2    Whenever any notice is required to be given under the provisions of the statutes or of the Corporation’s Certificate of Incorporation or by these bylaws, a written waiver, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.
ARTICLE V
OFFICERS
Section 5.1    The officers of the Corporation shall be chosen by the Board of Directors, and shall include a President and Chief Executive Officer, a Secretary and a Treasurer, and may include one or more Vice Presidents. Any number of offices may be held by the same person.
Section 5.2    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President and Chief Executive Officer, a Secretary and a Treasurer, and may choose one or more Vice Presidents.
Section 5.3    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 5.4    The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
Section 5.5    The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 5.6    The President and Chief Executive Officer shall be the chief executive officer of the Corporation, and shall supervise and direct all business and affairs of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have general and active management responsibility of the Corporation’s business, and shall also perform such other duties as the Board of Directors may from time to time assign to him or her. In addition, the President and Chief Executive Officer shall preside at all meetings of the Corporation’s stockholders and directors and shall represent the Corporation in all matters involving the Corporation’s stockholders. The President and Chief Executive Officer shall have authority to execute stock certificates, contracts, bonds, mortgages and other documents requiring a seal, under the Corporation’s seal, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
Section 5.7    The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President and Chief Executive Officer, perform the duties and exercise the powers of the President and Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 5.8    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President and Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
Section 5.9    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 5.10    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
Section 5.11    The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.
Section 5.12    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 5.13    If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.
Section 5.14    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
STOCK CERTIFICATES
Section 6.1    The shares of the Corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and recorded as they are issued. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Certificates for shares of stock shall note conspicuously that that the Corporation is a public benefit corporation formed pursuant to Subchapter XV of the General Corporation Law. Any notice given by the Corporation pursuant to Section 151(f) of the General Corporation Law upon the issuance or transfer of uncertificated shares shall state conspicuously that the Corporation is a public benefit corporation formed pursuant to Subchapter XV of the General Corporation Law. Any duly appointed officer of the Corporation is authorized to sign share certificates. Any or all of the signatures on any certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the Corporation shall send to the record owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.
Section 6.2    If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 6.3    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed upon the issuance of such new certificate.
Section 6.4    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or of proper transfer instructions from the record holder of uncertificated shares, it shall be the duty of the Corporation to issue a new certificate, or, in the case of uncertificated securities and upon request, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, or, in the case of uncertificated securities, a notice of issuance of shares, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications delivered to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.
Section 6.5    The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.
Section 6.6
(a)    In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall not precede the date upon which the Board of Directors adopted the resolution fixing such record date and which (i) in the case of any meeting, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of a consent without a meeting, shall not be more than ten (10) days thereafter, and (iii) in the case of any other lawful action, shall not be more than sixty (60) days prior to such action.
(b)    If no record date is fixed:
(1)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the Board of Directors adopts the resolution relating thereto.
(2)    The record date for determining stockholders entitled to express consent to corporate action without a meeting (i) when no prior action by the Board of Directors is required by law, shall be the day on which the first signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) when prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(3)    The record date for determining stockholders for any other lawful action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c)    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 6.7    Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
GENERAL PROVISIONS
Section 7.1    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.
Section 7.2    The fiscal year of the Corporation shall be the calendar year.
Section 7.3    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
Section 7.4    The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the directors.
ARTICLE VIII
INDEMNIFICATION
Section 8.1    Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.
Section 8.2    If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.
Section 8.3    The rights conferred by Sections 8.1 and 8.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 8.4    The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
ARTICLE IX
AMENDMENTS
Section 9.1    These bylaws may be amended or repealed, and new bylaws made, at any regular meeting of the Corporation’s stockholders or of the Board of Directors or at any special meeting of the Corporation’s stockholders or of the Board of Directors if notice of such amendment or repeal be contained in the notice of such special meeting; however, a bylaw amendment adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.
ARTICLE X
STOCK TRANSFERS
Section 10.1    Stock Transfer Agreements. The Corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner, not prohibited by the General Corporation Law.
Section 10.2    Restrictions on Transfer.
(a)    Restrictions on Transfer. No stockholder of the Corporation (a “Stockholder”) may sell, assign, transfer, pledge, encumber or in any manner dispose of (“Transfer”) any share of stock of the Corporation (a “Share”), whether voluntarily or by operation of law, or by gift or otherwise, other than by means of a Permitted Transfer (as defined below). If any provision(s) of any agreement(s) currently in effect by and between the Corporation and any Stockholder (the “Stockholder Agreement(s)”) conflicts with this Section 10.2 of the Bylaws, this Section 10.2 shall govern, and the remaining provision(s) of the Stockholder Agreement(s) that do not conflict with this Section 10.2 shall continue in full force and effect.
(b)    Permitted Transfers. For purposes of this Section 10.2, a “Permitted Transfer” shall mean any of the following:
(i)    any Transfer by a Stockholder of any or all of such Stockholder’s Shares to the Corporation;
(ii)    any Transfer by a Stockholder of any or all of such Stockholder’s Shares to such Stockholder’s Immediate Family (as defined below) or a trust for the benefit of such Stockholder or such Stockholder’s Immediate Family;
(iii)    any Transfer by a Stockholder of any or all of such Stockholder’s Shares effected pursuant to such Stockholder’s will or the laws of intestate succession;
(iv)    if a Stockholder is a partnership, limited liability company, or corporation, any Transfer by such Stockholder of any or all of such Stockholder’s Shares to the partners, members, retired partners, retired members, stockholders, and/or Affiliates (as defined below) of such Stockholder; provided that no Stockholder may Transfer any of such Stockholder’s Shares to a Special Purpose Entity (as defined below) pursuant to this subsection (iv);
(v)    any Transfer of Shares approved by the Board of Directors; and/or
(vi)    if a Stockholder is an Advised Holder, (i) any Transfer of Shares to an entity managed by a registered investment advisor that is required pursuant to applicable regulation, law or internal policy or (ii) any Transfer of Equity Securities pursuant to the merger or reorganization of a U.S. registered mutual fund.
Notwithstanding the foregoing, if a Permitted Transfer is approved pursuant to subsection (v) of this Section 10.2(b) and the Shares of the transferring party are subject to co-sale rights pursuant to a Stockholder Agreement (the “Co-Sale Rights”), the persons and/or entities entitled to the Co-Sale Rights shall be permitted to exercise their respective Co-Sale Rights in conjunction with that specific Permitted Transfer without any additional approval of the Board of Directors.

(c)    Certain Definitions. For purposes of this Section 10.2:
(i)    “Advised Holder” shall mean an entity managed by a person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities; but does not include a bank, or any bank holding company as defined in the Bank Holding Company Act of 1956 (12 U.S.C.1841 et seq.) which is not an investment company, except that the term “investment adviser” includes any bank or bank holding company to the extent that such bank or bank holding company serves or acts as an investment adviser to a registered investment company, but if, in the case of a bank, such services or actions are performed through a separately identifiable department or division, the department or division, and not the bank itself, shall be deemed to be the investment adviser; any lawyer, accountant, engineer, or teacher whose performance of such services is solely incidental to the practice of his profession; any broker or dealer whose performance of such services is solely incidental to the conduct of his business as a broker or dealer and who receives no special compensation therefor; the publisher of any bona fide newspaper, news magazine or business or financial publication of general and regular circulation; any person whose advice, analyses or reports relate to no securities other than securities which are direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which shall have been designated by the Secretary of the Treasury, pursuant to section 3(a)(12) of the Securities Exchange Act of 1934 (15 U.S.C. 78c (a)(12)), as exempted securities for the purposes of that Act (15 U.S.C. 78a et seq.); any nationally recognized statistical rating organization, as that term is defined in section 3(a)(62) of the Securities Exchange Act of 1934 (15 U.S.C. 78c (a)(62)), unless such organization engages in issuing recommendations as to purchasing, selling, or holding securities or in managing assets, consisting in whole or in part of securities, on behalf of others; any family office, as defined by rule, regulation, or order of the Commission, in accordance with the purposes of this subchapter; or such other persons not within the intent of this paragraph, as the Commission may designate by rules and regulations or order. For the sake of clarity, each of the Advised Holders (as defined in the Company’s Fifth Amended and Restated Investors’ Rights Agreement, dated as of April 23, 2015 (the “Investors’ Rights Agreement”)) shall be considered an “Advised Holder” hereunder.
(ii)    “Affiliate” shall have the meaning assigned thereto in the Investors’ Rights Agreement.
(iii)    “Immediate Family” shall mean any child, stepchild, grandchild or other lineal descendant, any parent, stepparent, grandparent or other ancestor, any spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any Spousal Equivalent.
(iv)    “Special Purpose Entity” shall mean an entity that holds or would hold only Shares or has or would have a class or series of security holders with beneficial interests primarily in Shares (including for such purpose an entity that holds cash and/or cash equivalents intended to purchase Shares); provided that no entity holding Shares as of May 1, 2012 shall be deemed a Special Purpose Entity.
(v)    “Spousal Equivalent” shall mean an individual who: (A) is in an exclusive, continuous, committed relationship with the relevant Stockholder, has been in that relationship for the twelve (12) months prior to the relevant date and intends to be in that relationship indefinitely; (B) has no such relationship with any other person and is not married to any other person; (C) shares a principal residence with the relevant Stockholder; (D) is at least 18 years of age and legally and mentally competent to consent to contract; (E) is not related by blood to the relevant stockholder to a degree of kinship that would prevent marriage from being recognized under the law of the state in which the individual and the relevant Stockholder reside; and (F) is jointly responsible with the relevant Stockholder for each other’s common welfare and financial obligations; provided that any Stockholder who wishes to Transfer stock to a Spousal Equivalent under Section 10.2(b)(ii) above must provide proof of (i) a joint mortgage, (ii) a joint lease or (iii) a joint bank account, in each case held by both the Stockholder and their Spousal Equivalent.
(d)    Void Transfers. Any Transfer of Shares shall be null and void unless the terms, conditions and provisions of this Section 10.2 are strictly observed and followed.
(e)    Termination of Restriction on Transfer. The foregoing restriction on transfer shall lapse upon the earlier of (i) immediately prior to the consummation of a Liquidation Event (as such term is defined in the Certificate of Incorporation, as it may be amended and/or restated from time to time), or (ii) immediately prior to the Corporation’s (x) first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or (y) the date of listing of its securities on a national securities exchange pursuant to a registration statement on Form S-1 under the Securities Act without a firm commitment underwriting.
(f)    Legends. The certificates representing, and in the case of uncertificated securities, notices of issuance with respect to, shares of stock of the Corporation shall have impressed on, printed on, written on or otherwise affixed to them the following legend as long as the foregoing restriction on transfer remains in effect:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE BYLAWS OF THE CORPORATION. COPIES OF THE BYLAWS OF THE CORPORATION MAY BE OBTAIN UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

ARTICLE XI
PUBLIC BENEFIT CORPORATION PROVISIONS
Section 11.1    Required Statement in Stockholder Meeting Notice. The Corporation shall include in every notice of a meeting of stockholders a statement that it is a public benefit corporation formed pursuant to Subsection XV of the General Corporation Law.
Section 11.2    Periodic Statements. The Corporation shall no less than biennially provide the stockholders with a statement as to the Corporation’s promotion of the public benefit or public benefits identified in the Certificate of Incorporation and of the best interests of those materially affected by the Corporation’s conduct. The statement shall include: (i) the objectives the Board of Directors has established to promote such public benefit or public benefits and interests; (ii) the standards the Board of Directors has adopted to measure the Corporation’s progress in promoting such public benefit or public benefits and interests; (iii) objective factual information based on those standards regarding the Corporation’s success in meeting the objectives for promoting such public benefit or public benefits and interests; and (iv) an assessment of the Corporation’s success in meeting the objectives and promoting such public benefit or public benefits and interests.
Dated as of June 14, 2021